                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS






                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Texada Ventures Inc. on Form SB-2 of our Auditors' Report, dated January 7, 2003, on the balance sheets of Texada Ventures Inc. as at November 30, 2002 and 2001, and the related statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the year ended November 30, 2002, and for the period from inception on October 17, 2001 to November 30, 2001.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver,  Canada                                     /s/ Morgan  &  Company
April  14,  2003                                       Chartered  Accountants













Tel: (604) 687-5841        MEMBER OF               P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075           ACPA          Suite 1488 - 700 West Georgia Street
www.morgan-cas.com        INTERNATIONAL                  Vancouver, B.C. V7Y 1A1